NEWS RELEASE

                 NORTH AMERICAN NATURAL GAS, INC. NOT CLOSING ON
            RECENT FINANCING AND WILL NOT BE PURCHASING INTERESTS IN
                      TWO NATURAL GAS EXPLORATION PROSPECTS

May  20,  2003                                            (OTCBB  SYMBOL:  NAGA)

FOR  IMMEDIATE  RELEASE

Further to a news release dated March 18, 2003, North American Natural Gas, Inc. (the "Company") announced today that it was unsuccessful in its efforts to raise the required capital to participate in the recently announced natural gas exploration prospects.

The Company will not be purchasing the interests in Knox Miss Partners or the interest in the Potato Hills Deep Gas Prospects.

All funds that were raised in connection with the financing have been returned to the original subscribers.

The  Company  is  actively  seeking  and  reviewing  new business opportunities.


THIS PRESS RELEASE MAY CONTAIN CERTAIN FORWARD-LOOKING INFORMATION AND STATEMENT CONCERNING THE CORPORATION'S OPERATIONS, PERFORMANCE AND FINANCIAL CONDITION, INCLUDING, IN PARTICULAR, THE LIKELIHOOD OF THE CORPORATION'S SUCCESS IN ITS ABILITY TO MAKE THE INITIAL AND ANY SUBSEQUENT CAPITAL CONTRIBUTIONS TO EACH OF THE LIMITED PARTNERSHIPS, THE ABILITY OF THE LIMITED PARTNERSHIPS TO COMPLETE THEIR RESPECTIVE ACQUISITIONS AND TO MAKE THEIR PROPORTIONATE PAYMENTS FOR DRILLING AND COMPLETION COSTS ON THE PROJECTS, THE LIKELIHOOD OF SUCCESS IN
ACTUALLY FINDING ANY OIL OR GAS IN THE PROJECT AREA, THE LIKELIHOOD OF ANY REVENUE BEING GENERATED BY THE LIMITED PARTNERSHIPS AND DISTRIBUTIONS BEING MADE TO THE CORPORATION. THESE STATEMENTS ARE BASED UPON A NUMBER OF UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. THIS DOCUMENT IS NOT INTENDED TO BE AND IS NOT AN ADVERTISEMENT FOR ANY SECURITIES OF THE COMPANY.

For  further  information,  please  contact:

JIM  GLAVAS
NORTH  AMERICAN  NATURAL  GAS,  INC.
Telephone: (604) 689-5255


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